Exhibit (a)(1)(B)

LETTER OF TRANSMITTAL

To Tender Preferred Shares Represented by American Depositary Shares

of

Telemig Celular Participações S.A.

Pursuant to the Offer to Purchase

dated April 8, 2008

of

TCO IP S.A.

and

Vivo Participações S.A.

To Enable the ADS Tender Agent Named Below to Tender the Underlying Preferred Shares

at

R$63.90 per Preferred Share Represented by American Depositary Shares

THIS TENDER OFFER CAN BE ACCEPTED AND TENDERED SHARES CAN BE WITHDRAWN, IN THE CASE OF HOLDERS OF AMERICAN DEPOSITARY SHARES TENDERING THROUGH THE BANK OF NEW YORK, AS ADS TENDER AGENT, BY 12:00 NOON, NEW YORK CITY TIME, AND IN THE CASE OF HOLDERS OF PREFERRED SHARES TENDERING DIRECTLY, BY 5:00 P.M., NEW YORK CITY TIME, IN EACH CASE ON MAY 9, 2008, UNLESS THE TENDER OFFER IS EXTENDED OR EARLIER TERMINATED.

The ADS Tender Agent for the Offer is:

The Bank of New York

By Mail:	By Overnight Courier:	By Hand:

BNY Mellon Shareholder Services Attn: Corporate Action Dept. P.O. Box 3301 South Hackensack, NJ 07606	BNY Mellon Shareowner Services Attn: Corporate Action Dept., 27th Floor 480 Washington Boulevard Jersey City, NJ 07310	BNY Mellon Shareowner Services Attn: Corporate Action Dept., 27th Floor 480 Washington Boulevard Jersey City, NJ 07310

DELIVERY OF THIS LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

THE INSTRUCTIONS SET FORTH BELOW SHOULD BE READ CAREFULLY BEFORE COMPLETING THE ATTACHED ADS LETTER OF TRANSMITTAL FORM. THESE INSTRUCTIONS AND THE ATTACHED ADS LETTER OF TRANSMITTAL FORM ARE COLLECTIVELY REFERRED TO AS THE “LETTER OF TRANSMITTAL.” THIS LETTER OF TRANSMITTAL IS TO BE USED ONLY FOR TRANSMITTING AMERICAN DEPOSITARY SHARES AND THEREBY TENDERING PREFERRED SHARES UNDERLYING AMERICAN DEPOSITARY SHARES. DO NOT USE THIS LETTER OF TRANSMITTAL FOR TENDERING PREFERRED SHARES HELD DIRECTLY.

This document should be read in conjunction with the offer to purchase dated April 8, 2008, and any amendments or supplements thereto, which collectively constitute the “Offer to Purchase”. Terms used but not defined in this Letter of Transmittal have the meanings given to them in the Offer to Purchase. All terms and conditions contained in the

Offer to Purchase applicable to ADSs are deemed to be incorporated in and form part of this Letter of Transmittal. Separate offering materials in Portuguese for holders of shares that are not U.S. residents are being published concurrently in Brazil (the “Brazilian Offer Documents”).

ADS holders that wish to participate in the tender offer through the ADS Tender Agent must pay the fees and expenses described in “The Offer – Section 3” of the Offer to Purchase.

This Letter of Transmittal is to be used if American Depositary Receipts (“ADRs”) are to be forwarded herewith or, unless an Agent’s Message (as defined in Instruction 2 herein) is utilized, if delivery of American Depositary Shares (“ADSs”) is to be made by book-entry transfer to the account of The Bank of New York, the ADS tender agent for the tender offer (the “ADS Tender Agent”) at The Depository Trust Company (“DTC” or the “Book-Entry Transfer Facility”), pursuant to the procedures set forth in Section 3 of the Offer to Purchase.

There is no separate tender offer being made in the United States to acquire ADSs. If a holder of ADSs, each representing two preferred shares, no par value, of Telemig Celular Participações S.A. (“Telemig Holdings” or the “Company”), wishes to participate in the tender offer, the holder may tender the preferred shares underlying its ADSs through the ADS Tender Agent, in accordance with the instructions set forth in this Letter of Transmittal. If the preferred shares represented by ADSs are accepted for purchase in the auction as described in “The Offer – Section 2” of the Offer to Purchase, those ADSs will be cancelled so that the underlying preferred shares may be sold.

Any holder of ADSs that wishes to tender the preferred shares underlying its ADSs through the ADS Tender Agent must, no later than the 12:00 noon, New York City time, (the “ADS Tender Deadline”), on May 9, 2008 (such date, as it may be extended by us, the “Tender Offer Expiration Date”) either:

•

complete and sign the ADS Letter of Transmittal Form in accordance with the instructions contained herein and deliver the completed ADS Letter of Transmittal Form, the applicable ADRs evidencing the ADSs and all other required documents to the ADS Tender Agent; or

•

request that its broker, dealer, commercial bank, trust company or other nominee effect the tender through the procedures of DTC by sending an Agent’s Message (as defined in Instruction 2 herein) to the ADS Tender Agent’s account at DTC.

The ADS Tender Agent will then contact a broker authorized to conduct trades on the Bolsa de Valores de São Paulo — BOVESPA (the “São Paulo Stock Exchange”) to tender the preferred shares underlying the ADSs in the auction as described in “The Offer – Section 2” of the Offer to Purchase. The auction is currently scheduled to occur at 3:00 p.m., New York City time, on May 12, 2008 (such date, as it may be extended, the “Auction Date”).

As an alternative to tendering the preferred shares underlying its ADSs through the ADS Tender Agent, an ADS holder may also surrender its ADSs to the ADS Tender Agent, withdraw the preferred shares underlying the ADSs from the ADS program and participate directly in the tender offer as a holder of preferred shares as described in “The Offer – Section 3” of the Offer to Purchase. If you wish to be able to withdraw until the beginning of the auction on the Auction Date, you will need to surrender your ADSs to the ADS Tender Agent, withdraw the preferred shares underlying the ADSs and participate directly in the tender offer as a holder of preferred shares as described above. ADS holders electing to withdraw the preferred shares underlying their ADSs from the ADS program and participate directly in the tender offer as holders of preferred shares should allow sufficient time to take all necessary steps and make all required arrangements described in “The Offer – Section 3” of the Offer to Purchase.

This Letter of Transmittal cannot be used to tender preferred shares, except insofar as preferred shares are represented by ADSs. If you hold preferred shares that are not represented by ADSs, you can only tender such shares in the tender offer by following the instructions in the Offer to Purchase. See Instruction 8 of this Letter of Transmittal.

A duly completed ADS Letter of Transmittal Form accompanied by ADRs evidencing ADSs, or an Agent’s Message (as defined in Instruction 2 herein) accompanied by confirmation of a book-entry transfer of ADSs through DTC, and other required documents delivered to the ADS Tender Agent by a holder of ADSs will be deemed (without any further action by the ADS Tender Agent) to constitute acceptance by such holder of the tender offer with respect to the preferred shares represented by such ADSs, upon the terms and subject to the conditions set forth in the Offer to Purchase, this Letter of Transmittal and the related Brazilian Offer Documents.

After purchase by us of the preferred shares underlying the ADSs tendered through the ADS Tender Agent (subject to any pro rata reduction of the preferred shares purchased as described in the Offer to Purchase) the reais price paid for shares tendered will be credited to the ADS Tender Agent’s broker (the “Broker”) three Brazilian business days after the Auction Date. On the same day it receives this amount, the Broker will convert the aggregate reais purchase price into U.S. dollars based on the spot market rate on the date payment is made to it (the “Share Payment Date”) for preferred shares purchased in the Offer for delivery of dollars two U.S. business days thereafter. The Broker will transfer to the ADS Tender Agent the U.S. dollar proceeds to pay for the ADSs purchased in the auction. The payment to holders of ADSs will be based on the spot market rate in effect on the day payment is made to the Brazilian holders. After receipt of payment of the consideration for purchased preferred shares and returning to ADS holders any tendered ADSs not purchased due to proration, the ADS Tender Agent will pay to the applicable holders of ADSs the U.S. dollar equivalent (net of expenses for converting Brazilian reais to U.S. dollars) of R$63.90 per preferred share (for reference, equivalent to approximately U.S.$74.68 per ADS based on (i) one ADS representing two preferred shares and (ii) the average of the buy and sell U.S. dollar-Brazilian real exchange rates indicated under “transaction PTAX 800, Option 5”, published by the Central Bank of Brazil through the SISBACEN System at 7:00 pm Brasilia time on April 4, 2008, which was U.S.$1.00 = R$1.711) in cash, minus (1) a fee of up to U.S.$5.00 per 100 ADSs or portion thereof for the cancellation of the ADSs representing preferred shares purchased in the tender offer, (2) the combined fee of 0.035% of the purchase price payable to the São Paulo Stock Exchange and the Companhia Brasileira de Liquidação e Custódia (the Brazilian Settlement and Custody Company, or “CBLC”), as described in Section 1 of the Offer to Purchase, and (3) the holder’s pro rata portion of the fee or commission charged by the ADS Tender Agent’s broker to tender preferred shares underlying ADSs on behalf of ADS holders participating in the Offer. The ADS cancellation fee is payable to The Bank of New York, as depositary under the deposit agreement governing Telemig Holdings’ ADSs. Because the purchase price will be paid in Brazilian reais, ADS holders will also pay the expenses for converting Brazilian reais to U.S. dollars. In addition, ADS holders must pay any taxes or governmental charges payable in connection with the cancellation of ADSs representing preferred shares purchased in the Offer. ADS holders will receive the purchase price for ADSs representing preferred shares purchased in the Offer in cash by check or, in the case of ADSs held through DTC, by means of delivery of funds to the account maintained at DTC by the tendering participant.

In the event of an inconsistency between the terms and procedures set forth in this Letter of Transmittal and the Offer to Purchase, the terms and procedures set forth in the Offer to Purchase shall govern. Please contact MacKenzie Partners, Inc., the U.S. information agent for the tender offer, at 212-929-5500 or toll-free at 800-322-2885, to discuss any inconsistency.

By signing the attached ADS Letter of Transmittal Form, the signatory of the ADS Letter of Transmittal form (the “signatory”) hereby instructs the ADS Tender Agent to tender to TCO IP S.A., a subsidiary of Vivo Participações S.A. a corporation organized under the laws of Brazil the preferred shares, no par value and represented by the above-described ADSs, of Telemig Participações S.A., a corporation organized under the laws of Brazil in the tender offer in Brazil. The signatory tenders pursuant to TCO IP’S Offer to Purchase dated April 8, 2008 up to 7,257,020 preferred shares including preferred shares represented by ADSs at U.S.$74.68 per ADS net of the stock exchange and settlement fee described in the Offer to Purchase, any applicable brokerage fees or commissions and applicable withholding taxes, upon the terms and subject to the conditions set forth in the Offer to Purchase, receipt of which is hereby acknowledged, in this Letter of Transmittal and in the related Brazilian Offer Documents. Subject to the exceptions and conditions described in the Offer to Purchase, the deadline established by the ADS Tender Agent by which holders who wish to participate in the Offer by tendering ADSs rather than preferred shares must deliver all required documentation to the ADS Tender Agent is 12:00 noon New York City time on May 9, 2008 (such date, as it may be extended by us, the “Tender Offer Expiration Date”) unless extended or earlier terminated. TCO IP reserves the right to transfer or assign, in whole or from time to time in part, to one or more of its affiliates the right to purchase preferred shares represented by ADSs tendered pursuant to the Offer, but any such transfer or assignment will not relieve us of our obligations under the Offer or prejudice your rights to receive payment for preferred shares represented by ADSs validly tendered and accepted for payment.

Upon the terms and subject to the conditions set forth in the Offer to Purchase, this Letter of Transmittal and in the related Brazilian Offer Documents (including, if the Offer is extended or amended, the terms and conditions of any such extensions or amendments) and to the extent permitted under applicable law, and effective upon acceptance for payment of and payment for the preferred shares represented by ADSs tendered herewith, the signatory hereby sells, assigns and transfers to, or upon the order of, TCO IP all right, title and interest in and to all the preferred shares represented by ADSs that are being tendered hereby and appoints the ADS Tender Agent the true and lawful agent and attorney-in-fact of the signatory with respect to such ADSs and the preferred shares represented by such ADSs, with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest), to (i) cancel the ADSs representing the preferred shares purchased in the Offer and deliver the preferred shares represented by such ADSs, or transfer ownership of such preferred shares on the account books maintained by DTC, together, in any such case, with all accompanying evidences of transfer and authenticity, to or upon the order of Vivo, (ii) present such preferred shares represented by ADSs for transfer on the books of the Company and (iii) receive all benefits and otherwise exercise all rights of beneficial ownership of such preferred shares represented by ADSs, all in accordance with the terms of the Offer.

The signatory hereby represents and warrants that the signatory has full power and authority to tender, sell, assign and transfer the preferred shares represented by ADSs tendered herein and that when the same are accepted for payment by TCO IP, TCO IP will acquire good and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances, together with all rights now or hereafter attaching to them, including voting rights and rights to all dividends, other distributions and payments hereafter declared, made or paid, and not subject to any adverse claims. The signatory will, upon request, execute and deliver any additional documents deemed by the ADS Tender Agent or TCO IP to be necessary or desirable to complete the sale, assignment and transfer of the preferred shares represented by ADSs tendered hereby.

The signatory agrees to ratify each and every act or action that may be done or effected by any director of, or other person nominated by, TCO IP or its respective agents, as the case may be, in the exercise of any of his or her powers and/or authorities hereunder. The signatory undertakes, represents and warrants that if any provision of this Letter of Transmittal shall be unenforceable or invalid or shall not operate so as to afford TCO IP or the ADS Tender Agent or their respective agents the benefit of the authority expressed to be given in this Letter of Transmittal, the signatory shall, with all practicable speed, do all such acts and actions and execute all such documents as may be required to enable TCO IP or the ADS Tender Agent to secure the full benefits of this Letter of Transmittal.

All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the signatory, and any obligation of the signatory hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the signatory. Except as stated in the Offer to Purchase, this tender is irrevocable.

The signatory understands that tenders of preferred shares represented by ADSs pursuant to any one of the procedures described in “The Offer – Section 3” of the Offer to Purchase and in the instructions hereto will constitute an agreement between the signatory and TCO IP upon the terms and subject to the conditions of the Offer.

The signatory recognizes that TCO IP has no obligation, pursuant to the “Special Transfer Instructions” of the ADS Letter of Transmittal Form, to transfer any preferred shares represented by ADSs from the name of the registered holder(s) thereof if TCO IP does not accept for payment any of the preferred shares so tendered.

This Letter of Transmittal shall not be considered complete and valid, and delivery of the consideration pursuant to the Offer to Purchase shall not be made, until the ADSs representing the preferred shares being tendered and all other required documentation have been received by the ADS Tender Agent as provided in the Offer to Purchase and this Letter of Transmittal.

INSTRUCTIONS

Forming Part of the Terms and Conditions of the Offer

1. Guarantee of Signatures. Except as otherwise provided below, all signatures on the ADS Letter of Transmittal Form must be guaranteed by a financial institution (including most banks, savings and loan associations and brokerage houses) that is a member of a recognized Medallion Program approved by The Securities Transfer Association, Inc., including the Securities Transfer Agents Medallion Program (STAMP), the Stock Exchange Medallion Program (SEMP) and the New York Stock Exchange, Inc. Medallion Signature Program (MSP) or any other “eligible guarantor institution” (as such term is defined in Rule 17 Ad-15 under the Securities Exchange Act of 1934, as amended) (each an “Eligible Institution”). Signatures on the ADS Letter of Transmittal Form need not be guaranteed (i) if the ADS Letter of Transmittal Form is signed by the registered holder(s) of the ADSs representing preferred shares (which term, for purposes of this document, shall include any participant in the Book-Entry Transfer Facility whose name appears on a security position listing as the owner of such ADSs) tendered herewith and such holder(s) have not completed the box entitled “Special Transfer Instructions” on the ADS Letter of Transmittal Form or (ii) if the preferred shares underlying such ADSs are tendered for the account of an Eligible Institution. See Instruction 5.

2. Delivery of ADS Letter of Transmittal Form and ADSs. The ADS Letter of Transmittal Form is to be used either if ADRs are to be forwarded herewith or, unless an Agent’s Message is utilized, if delivery of ADS is to be made by book-entry transfer pursuant to the procedures set forth in “The Offer – Section 3” of the Offer to Purchase. ADRs for all physically delivered ADSs, or a confirmation of a book-entry transfer into the ADS Tender Agent’s account at the Book-Entry Transfer Facility of all ADSs delivered electronically, as well as a properly completed and duly executed ADS Letter of Transmittal Form (or in the case of a book-entry transfer, an Agent’s Message) and any other documents required by this Letter of Transmittal, must be received by the ADS Tender Agent at one of its addresses set forth on the front page of this Letter of Transmittal by the ADS Tender Deadline on the Tender Offer Expiration Date.

The term “Agent’s Message” means a message transmitted by means of DTC to, and received by, the ADS Tender Agent and forming a part of a book-entry confirmation which states that DTC has received an express acknowledgment from the Book-Entry Transfer Facility participant tendering preferred shares underlying ADSs that are the subject to such book-entry confirmation that such participant has received and agrees to be bound by the terms of the Letter of Transmittal and that Vivo may enforce such agreement against the participant.

The method of delivery of ADSs and all other required documents, including through the Book-Entry Transfer Facility, is at the option and risk of the tendering shareholder. ADRs will be deemed delivered only when actually received by the ADS Tender Agent. If ADRs of ADSs are sent by mail, registered mail with return receipt requested, properly insured, is recommended. Please consult with DTC for procedures and deadlines for delivery of ADSs through the Book-Entry Transfer Facility.

No alternative, conditional or contingent tenders will be accepted, and no fractional preferred shares represented by ADSs will be purchased. By executing the ADS Letter of Transmittal Form, the tendering shareholder waives any right to receive any notice of the acceptance for payment of the preferred shares represented by ADSs.

3. Inadequate Space. If the space provided herein is inadequate, the ADR Serial numbers and/or the total number of ADSs evidenced by such ADRs, the number of ADSs representing the preferred shares tendered and any other required information should be listed on a separate schedule attached hereto.

4. Partial Tenders (not applicable to shareholders who tender by book-entry transfer). If fewer than all the preferred shares represented by ADSs delivered to the ADS Tender Agent are to be tendered, check box 4 “Partial Tender” on the ADS Letter of Transmittal Form and fill-in the number of ADSs representing preferred shares which are to be tendered in the space provided. In such case, new ADRs evidencing the remainder of the

ADSs will be issued and sent to the person(s) signing the ADS Letter of Transmittal Form, unless otherwise provided in the boxes entitled “Special Transfer Instructions” or “Special Mailing Instructions”, as the case may be, on the ADS Letter of Transmittal Form, as promptly as practicable following the expiration or termination of the Offer. All preferred shares represented by ADSs delivered to the ADS Tender Agent will be deemed to have been tendered unless otherwise indicated.

5. Signatures on Letter of Transmittal; Stock Powers and Endorsements. If the ADS Letter of Transmittal Form is signed by the registered holder(s) of the ADSs representing preferred shares tendered hereby, the signature(s) must correspond with the name(s) as written on the face of the ADRs evidencing these ADSs without alteration, enlargement or any change whatsoever.

If any of the ADSs representing preferred shares tendered hereby is held of record by two or more persons, all such persons must sign the ADS Letter of Transmittal Form.

If any of the ADSs representing preferred shares tendered hereby are registered in different names on different ADRs, it will be necessary to complete, sign and submit as many separate ADS Letter of Transmittal Forms as there are different registrations of ADRs.

If the ADS Letter of Transmittal Form is signed by the registered holder(s) of the ADSs representing preferred shares tendered hereby, no endorsements of ADRs or separate stock powers are required unless payment of the purchase price is to be made, or such ADSs not tendered or not purchased are to be returned, in the name of any person other than the registered holder(s). Signatures on any such ADRs or stock powers must be guaranteed by an Eligible Institution.

If the ADS Letter of Transmittal Form is signed by a person other than the registered holder(s) of the ADSs representing preferred shares tendered hereby, the ADRs evidencing ADSs must be endorsed or accompanied by appropriate stock powers, in either case, signed exactly as the name(s) of the registered holder(s) appear(s) on such ADRs. Signature(s) on any such ADRs or stock powers must be guaranteed by an Eligible Institution.

If the ADS Letter of Transmittal Form or any ADR or stock power is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and proper evidence satisfactory to Vivo of the authority of such person so to act must be submitted.

6. Stock Transfer Taxes. ADS holders will pay any stock transfer taxes with respect to the transfer of ADSs and sale of the preferred shares underlying such ADSs to Vivo or Vivo’s order pursuant to the Offer. If payment of the purchase price is to be made to, or ADSs representing preferred shares not tendered or not purchased are to be returned in the name of, any person other than the registered holder(s), then the amount of any applicable stock transfer taxes (whether imposed on the registered holder(s), such other person or otherwise) will be deducted from the purchase price unless satisfactory evidence of the payment of such taxes, or exemption therefrom, is submitted herewith.

7. Special Transfer and Mailing Instructions. Unless otherwise indicated under Box 6 “Special Transfer Instructions” of the ADS Letter of Transmittal Form, the check for the purchase price of any preferred shares represented by ADSs purchased, and the return of any such preferred shares not tendered or not purchased, will be made in the name(s) of the signatory (and, in the case of preferred shares tendered by book-entry transfer, by credit to the account at DTC). Similarly, unless otherwise indicated under Box 7 “Special Mailing Instructions” of the ADS Letter of Transmittal Form, the check for the purchase price of any preferred shares represented by ADSs purchased and any ADRs for preferred shares represented by ADSs not tendered or not purchased (and accompanying documents, as appropriate) will be mailed to the signatory at the address shown below the signatory’s signature(s). In the event that both “Special Transfer Instructions” and “Special Mailing Instructions” of the ADS Letter of Transmittal Form are completed, the check for the purchase price of any such preferred shares purchased will be issued and mailed to, and any preferred shares not tendered or not purchased in the name(s) of the signatory will be returned to, the person(s) so indicated.

If the check for the purchase price of any preferred shares represented by ADSs purchased is to be issued, or any ADRs evidencing ADSs representing preferred shares not tendered or not purchased are to be returned, in the name of a person other than the person(s) signing the ADS Letter of Transmittal Form or if the check or any ADRs evidencing ADSs not tendered or not purchased are to be mailed to someone other than the person(s) signing the ADS Letter of Transmittal Form or to the person(s) signing the ADS Letter of Transmittal Form at an address other than that shown in Box 2 “Substitute Form W-9”, the appropriate boxes on the ADS Letter of Transmittal Form should be completed. Shareholders tendering preferred shares evidenced by ADSs by book-entry transfer may request that such preferred shares not purchased be credited to such account at the Book-Entry Transfer Facility as such shareholder may designate under Box 6 “Special Transfer Instructions”. If no such instructions are given, any such preferred shares not purchased will be returned by crediting the account at the Book-Entry Transfer Facility designated above.

8. Holders of Preferred Shares. The ADS Letter of Transmittal Form cannot be used to tender preferred shares, except insofar as preferred shares are represented by ADSs. If you hold preferred shares that are not represented by ADSs, you can only tender such shares in the Offer by following the instructions in Section 3 of the Offer to Purchase. Please refer to the Offer to Purchase for more information and contact the information agents with any questions.

9. Taxpayer Identification Number; 28% Backup Withholding. Under the U.S. federal income tax laws, the ADS Tender Agent will be required to withhold 28% (or such other rate specified by the Internal Revenue Code of 1986, as amended) of the amount of any payments made to certain holders of ADSs pursuant to the Offer. In order to avoid such backup withholding, each tendering shareholder, and, if applicable, each other payee, must provide the ADS Tender Agent with such shareholder’s or payee’s correct taxpayer identification number and certify that such holder or payee is not subject to such backup withholding by completing either (a) Box 2 “Substitute Form W-9” of the ADS Letter of Transmittal Form, if the holder is a U.S. person, or (b) the Form W-8 BEN, a copy of which is attached hereto as Exhibit B, if the holder is not a U.S. person, or other applicable form, as appropriate, available at the website of the Internal Revenue Service (the “IRS”). In general, if a holder of ADSs or payee is an individual, the taxpayer identification number is the social security number of such individual. If the ADS Tender Agent is not provided with the correct taxpayer identification number, the holder of ADSs or payee may be subject to a $50 penalty imposed by the IRS. Certain holders of ADSs or payees (including, among others, all corporations and certain foreign individuals) are not subject to these backup withholding and reporting requirements. In order to satisfy the ADS Tender Agent that a foreign individual qualifies as an exempt recipient, such holder of ADSs or payee must submit a statement, signed under penalties of perjury, attesting to that individual’s exempt status. Such statements can be obtained from the ADS Tender Agent. For further information concerning backup withholding and instructions for completing the Substitute Form W-9 (including how to obtain a taxpayer identification number if you do not have one and how to complete the Substitute Form W-9 if ADSs are held in more than one name), consult the Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 which are attached hereto as Exhibit A. Instructions for completing Form W-8 BEN are available on the website of the IRS.

Failure to complete the Substitute Form W-9, Form W-8 BEN or other applicable form will not, by itself, cause ADSs representing preferred shares to be deemed invalidly tendered, but may require the ADS Tender Agent to withhold 28% (or such other rate specified by the Internal Revenue Code of 1986, as amended) of the amount of any payments made pursuant to the Offer. Backup withholding is not an additional federal income tax. Rather, the federal income tax liability of a person subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained provided that the required information is furnished to the IRS. The ADS Tender Agent cannot refund amounts withheld by reason of backup withholding. Failure to complete and return the Substitute Form W-9, Form W-8 BEN or other applicable form may result in backup withholding of 28% (or such other rate specified by the Internal Revenue Code of 1986, as amended) of any payments made to you pursuant to the Offer. Please review the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 or instructions for completing Form W-8 BEN available on the website of the IRS for additional details.

10. Mutilated, Lost, Stolen or Destroyed Certificates. If you cannot produce some or all of your ADR(s) evidencing ADSs representing preferred shares to be tendered, you must obtain a lost instrument open penalty surety bond and file it with BNY Mellon Shareowner Services. To do so through BNY Mellon’s program with Federal Insurance Company, complete Box 5 “Affidavit of Lost, Missing or Destroyed ADRs and Agreement of Indemnity” on the ADS Letter of Transmittal Form, including the lost securities premium and service fees calculations, and return the ADS Letter of Transmittal Form together with your payment as instructed. Please print clearly. Alternatively, you may obtain a lost instrument open penalty surety bond from an insurance company of your choice that is rated A+XV or better by A.M. Best & Company. In that instance, you would pay a surety premium directly to the surety bond provider you select and you would pay BNY Mellon Shareowner Services its service fee only. Please contact the U.S. Information Agent for further information on obtaining your own bond.

11. Requests for Assistance or Additional Copies. Requests for assistance or additional copies of the Offer to Purchase and this Letter of Transmittal may be obtained from the Information Agents at their respective addresses or telephone numbers set forth below.

TELEMIG CELULAR PARTICIPAÇÕES S.A. LETTER OF TRANSMITTAL FORM

LETTER OF TRANSMITTAL TO TENDER TELEMIG CELULAR PARTICIPAÇÕES S.A. American Depositary Shares (“ADSs”). Pursuant to the Offer to Purchase dated April 8, 2008, TCO IP S.A. and Vivo Participações S.A. (“Purchaser”) have offered to purchase Telemig Celular Participações S.A. ADSs (the “ADS Offer”). The ADS Offer expires at 12:00 noon, New York City time on May 9, 2008, unless extended. See Instructions above.

I/we the undersigned understands that acceptance of the ADS Offer by the undersigned pursuant to the procedures described herein and the instructions hereto will upon acceptance by Purchaser constitute a binding agreement between the undersigned and Purchaser upon the terms and subject to the conditions of the ADS Offer.

I/we the undersigned, surrender to you for tendering the ADSs identified below subject to the rights of withdrawal set forth in Section 4 – “Withdrawal Rights” of the Offer to Purchase. I/we certify that I/we have complied with all requirements as stated in the instructions, and/or the registered holder(s) of Telemig Celular Participações S.A. ADSs represented by the enclosed American Depository Receipts (“ADRs”), have full authority to surrender these certificate(s), and give the instructions in this Letter of Transmittal and warrant that the shares represented by these ADRs are free and clear of all liens, restrictions, adverse claims and encumbrances.

Œ  Signature: This form must be signed by the registered holder(s) exactly as their name(s) appears on the certificate(s) or by person(s) authorized to sign on behalf of the registered holder(s) by documents transmitted herewith.

X
Signature of ADR Holder	Date	Daytime Telephone #
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Signature of ADR Holder	Date	Daytime Telephone #

 SUBSTITUTE FORM W-9
PLEASE CERTIFY YOUR TAXPAYER ID OR SOCIAL SECURITY NUMBER BY SIGNING BELOW.

If the Taxpayer ID Number printed above is INCORRECT OR if the space is BLANK write in the CORRECT number here.	g

Under penalties of penury I certify that

1. The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me) and

2. I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding and

3. I am a U.S. person (including a U.S. resident alien)

Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.

Signature:	Date

Name

Address

City	State	Zip code

* PLACE AN IN ONE TENDER BOX ONLY
Ž	Tender All ADSs including all ADSs held in the Global Buy Direct Plan
	Partial Tender
WHOLE ADSs
* Unless otherwise indicated, it will be assumed that all Telemig Celular Participações S.A. ADSs are being tendered.

CHECK HERE IF TENDERED ADSs REPRESENTING SHARES ARE BEING DELIVERED BY BOOK-ENTRY TRANSFER TO THE ADS TENDER AGENT’S ACCOUNT AT THE BOOK-ENTRY TRANSFER FACILITY AND COMPLETE THE FOLLOWING:

Name of Tendering Institution

Account Number	Transaction Code Number

ADR Number(s)

If you cannot produce some or all of your Telemig Celular Participações S.A. ADRs, you must obtain a lost instrument open penalty surety bond. Please see the reverse side of this form for instructions.

Please complete the back if you would like to transfer ownership or request special mailing.

	AFFIDAVIT OF LOST, MISSING OR DESTROYED ADRs AND AGREEMENT OF INDEMNITY

THIS AFFIDAVIT IS INVALID IF A CHECK IS NOT INCLUDED AND IF THE AFFIDAVIT IS NOT SIGNED AND NOTARIZED BELOW. NOTE: FOREIGN OWNERS MUST also include Apostille seal or legal equivalent.

TOTAL ADSs LOST F
Please Fill in ADRs No(s). if Known	Number of ADSs

Attach separate schedule if needed

Investor ID Number

By signing this form I/we or myself/ourselves swear, depose and state that: I/we or myself/ourselves am/are the lawful owner(s) of the ADRs hereinafter referred to as the “securities” described in the ADS Letter of Transmittal. The securities have not been endorsed, pledged, cashed, negotiated, transferred, assigned, or otherwise disposed of. I/we or myself/ourselves have made a diligent search for the securities and have been unable to find it or them and make this Affidavit for the purpose of inducing the sale, exchange, redemption, or cancellation of the securities, as outlined in the ADS Letter of Transmittal, without the surrender of the original(s), and also to request and induce Federal Insurance Company to provide suretyship for me/us to cover the missing securities under its Blanket Bond # 8302-00-67. I/we or myself/ourselves hereby agree to surrender the securities for cancellation should I/we or myself/ourselves, at any time, find the securities.

I/we or myself/ourselves hereby agree for myself/ourselves, my/our heirs, successors, assigns and personal representatives, in consideration of the proceeds of the sale, exchange, redemption or cancellation of the securities, and the aforementioned suretyship, to indemnify, protect and hold harmless Federal Insurance Company (the Surety), BNY Mellon Shareowner Services, ACR Group, Inc., Watsco, Inc., Telemig Celular Participações S.A., Telemig Celular S.A., Vivo Participações S.A., and all their subsidiaries and any other party to the transaction from and against any and all loss, costs, and damages including court costs and attorney’s fees, which they may be subject to or liable for in respect to the sale, exchange, redemption, or cancellation of the securities without requiring surrender of the original securities. The rights accruing to the parties under the preceding sentence shall not be limited or abridged by their negligence, inadvertence, accident, oversight, breach or failure to inquire into, contest, or litigate any claim, whenever such negligence, inadvertence, accident, oversight, breach or failure may occur or may have occurred, I/we or myself/ourselves agree that this Affidavit and Indemnity Agreement is to become part of Blanket Bond # 8302-00-67 underwritten by Federal Insurance Company.

Any person who, knowingly and with intent to defraud any insurance company or other person, files an application or statement of claim, containing any materially false information, or conceals for the purpose of misleading, information concerning any fact material thereto, commits a fraudulent insurance act, which is a crime, and shall also be subject to civil penalties as prescribed by law.

X	Signed by Affiant (ADS holder)		on this (date)
		(Deponent) (Indemnitor) (Heirs Individually)		Month	Day	Year

Social Security #	Date	Notary Public

Lost Securities Surety Premium/ Service Fee Calculation

The following formula should be used to calculate the surety premium, if any, and service fee that you must submit with this form.

1.	Calculate the ADS value of the lost ADS by multiplying the number of ADSs that are lost by the Cash Rate:

•	Enter number of ADSs lost X (Cash Rate) $3.70 = $ ADS value
•

If the ADS value exceeds $500,000, or if the ADS holder is foreign and the ADS value exceeds $100,000, do not complete this affidavit. Complete only the ADS Letter of Transmittal and contact BNY Mellon Shareowner Services regarding the lost ADRs.

2.	Only calculate a Surety Premium if the ADS value exceeds $3,000.00, otherwise enter zero (0) on the Surety Premium line below.

•	The surety premium equals 1% (.01) of the ADS value noted in line 1 above: $ X (1%) or (.01) = ........$ Surety Premium

3.	Add the service fee based on the ADS value fee guide noted below …………………………………………………………$ Service Fee

•	If the ADS value is less than or equal to $250.00, the Service Fee = $50.00
•	If the ADS value is grater than $250.00 but less than or equal to $3,000.00, the Service Fee = $100.00
•	If the ADS value is greater than $3,000.00, the Service Fee = $200.00

4.	Total amount due (add lines 2 & 3)…………………………………………………………………………………………...$ Total Amount

Please enclose a money order, certified check or cashiers’ check for the required amount, made payable to BNY Mellon Shareowner Services.

‘ Special Transfer Instructions		’ Special Mailing Instructions

If you want your check for cash to be issued in another name, fill in this section with the information for the new account name.	Signature Guarantee Medallion	Fill in ONLY if mailing to someone other than the undersigned or to the undersigned at an address other than that shown on the front of this card. Mail check(s) to

Name (Please Print First, Middle & Last Name)	(Title of Officer Signing this Guarantee)	Name (Please Print First, Middle & Last Name)

Address (Number and Street)	(Name of Guarantor - Please Print)	Address (Number and Street)

(City, State & Zip Code)	(Address of Guarantor Firm)

(Tax Identification or Social Security Number)		(City, State & Zip Code)

PLEASE SEE THE PRECEDING PAGES FOR ADDITIONAL TERMS OF THIS FORM OF LETTER OF TRANSMITTAL AND INSTRUCTIONS FOR COMPLETING IT.

HOW TO CONTACT MACKENZIE PARTNERS, INC. (the U.S. Information Agent for the Offer)

By Telephone – 9 a.m. to 6 p.m. New York Time, Monday through Friday, except for bank holidays:

From within the U.S., Canada or Puerto Rico:

1-(800) 322-2885 (Toll Free)

WHERE TO FORWARD YOUR TRANSMITTAL MATERIALS

By Mail:	By Overnight Courier or By Hand:

BNY Mellon Shareowner Services Attn: Corporate Action Dept., 27th Floor P.O. Box 3301 South Hackensack, NJ 07606	BNY Mellon Shareowner Services Attn: Corporate Action Dept., 27th Floor 480 Washington Boulevard Jersey City, NJ 07310

Exhibit A

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION

NUMBER ON SUBSTITUTE FORM W-9

Guidelines for Determining the Proper Identification Number to Give the Payor — Social Security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payor.

For this type of account:		Give the SOCIAL SECURITY number of -	For this type of account:		Give the EMPLOYER IDENTIFICATION number of -
1.	An individual	The individual	6.	Sole proprietorship or single-owner LLC	The owner (3)

2.	Two or more individuals (joint account)	The actual owner of the account or, if combined funds, the first individual on the account (1)	7.	A valid trust, estate or pension trust	The legal entity (4)

3.	Custodian account of a minor (Uniform Gift to Minors Act)	The minor (2)	8.	Corporate or LLC electing corporate status on Form 8832	The corporation

4.	a. The usual revocable savings trust (grantor is also trustee)	The grantor-trustee (1)	9.	Association, club, religious, charitable, educational or other tax-exempt organization	The organization

	b. So-called trust account that is not a legal or valid trust under state law	The actual owner (1)	10.	Partnership or multi-member LLC	The partnership

5.	Sole proprietorship or single-owner LLC	The owner (3)	11.	A broker or registered nominee	The broker or nominee

			12.	Account with the Department of Agriculture in the name of a public entity (such as a state or local government, school district or prison) that receives agricultural program payments	The public entity

(1)	List first and circle the name of the person whose number you furnish. If only one person on a joint account has an SSN, that person’s number must be furnished.
(2)	Circle the minor’s name and furnish the minor’s SSN.
(3)	You must show your individual name and you may also enter your business or “DBA” name on the second name line. You may use either your SSN or EIN (if you have one). If you are a sole proprietor, the IRS encourages you to use your SSN.
(4)	List first and circle the name of the legal trust, estate or pension trust. (Do not furnish the identifying number of the personal representative or trustee unless the legal entity itself is not designated in the account title.)

Note: If no name is circled when there is more than one name listed, the number will be considered to be that of the first name listed.

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION

NUMBER ON SUBSTITUTE FORM W-9

Obtaining a Number

If you don’t have a taxpayer identification number or you don’t know your number, obtain Form SS-5 (Application for a Social Security Number Card) or Form SS-4 (Application for Employer Identification Number) from your local office of the Social Security Administration or the Internal Revenue Service and apply for a number.

Payees and Payments Exempt from Backup Withholding

Payees specifically exempted from backup withholding on ALL payments include the following:

1.	An organization exempt from tax under section 501(a) of the Internal Revenue Code of 1986, as amended (the “Code”), or an individual retirement plan.
2.	The United States or any agency or instrumentality thereof.
3.	A state, the District of Columbia, a possession of the United States or any subdivision or instrumentality thereof.
4.	A foreign government, a political subdivision of a foreign government or any agency or instrumentality thereof.
5.	An international organization or any agency or instrumentality thereof.

Other payees that may be exempt from backup withholding include:

6.	A corporation.
7.	A foreign central bank of issue.
8.	A dealer in securities or commodities required to register in the United States, the District of Columbia or a possession of the United States.
9.	A futures commission merchant registered with the Commodity Futures Trading Commission.
10.	A real estate investment trust.
11.	An entity registered at all times during the tax year under the Investment Company Act of 1940.
12.	A common trust fund operated by a bank under section 584(a) of the Code.
13.	A financial institution.
14.	A middleman known in the investment community as a nominee or custodian.
15.	A trust exempt from tax under section 664 or described in section 4947 of the Code.

Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

•	Payments to nonresident aliens subject to withholding under section 1441 of the Code.

•	Payments to partnerships not engaged in a trade or business in the United States and that have at least one non-resident alien partner.

•	Payments of patronage dividends not paid in money.

•	Payments made by certain foreign organizations.

The chart below shows two of the types of payments that may be exempt from backup withholding. The chart applies to the exempt recipients listed above, 1 through 15.

IF the payment is for ...	THEN the payment is exempt for ...
Interest and dividend payments	All exempt recipients except for 9
Broker transactions	Exempt recipients 1 through 13; also, a person who regularly acts as a broker and who is registered under the Investment Advisers Act of 1940

Exempt payees should file the Substitute Form W-9 to avoid possible erroneous backup withholding. FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE “EXEMPT” ON THE FACE OF THE FORM IN PART II, SIGN AND DATE THE FORM, AND RETURN IT TO THE PAYOR. Foreign payees who are not subject to backup withholding should complete the appropriate IRS Form W-8 and return it to the payor.

Privacy Act Notice

Section 6109 of the Code requires most recipients of dividend, interest or other payments to give their correct taxpayer identification numbers to payors who must report the payments to the IRS. The IRS uses the numbers for identification purposes and to help verify the accuracy of tax returns. It may also provide this information to the Department of Justice for civil and criminal litigation, and to cities, states, the District of Columbia and U.S. possessions to carry out their tax laws. It may also disclose this information to other countries under a tax treaty, to federal and state agencies to enforce federal nontax criminal laws, and to federal law enforcement and intelligence agencies to combat terrorism.

Payees must provide payors with their taxpayer identification numbers whether or not they are required to file tax returns. Payors must generally withhold 28% of taxable interest, dividend and certain other payments to a payee who does not furnish a taxpayer identification number to a payor. Certain penalties may also apply.

Penalties

(1) Penalty for Failure to Furnish Taxpayer Identification Number — If you fail to furnish your correct taxpayer identification number to a payor, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) Civil Penalty for False Information With Respect to Withholding — If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(3) Criminal Penalty for Falsifying Information — Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.

Exhibit B

Form W-8BEN (Rev. February 2006) Department of the Treasury Internal Revenue Service

Certificate of Foreign Status of Beneficial Owner

for United States Tax Withholding

▶  Section references are to the Internal Revenue Code.     ▶  See separate instructions.

▶  Give this form to the withholding agent or payer. Do not send to the IRS.

OMB No. 1545-1621

Do not use this form for: Instead, use Form:

•	A U.S. citizen or other U.S. person, including a resident alien individual W-9
•	A person claiming that income is effectively connected with the conduct of a trade or business in the United States W-8ECI
•	A foreign partnership, a foreign simple trust, or a foreign grantor trust (see instructions for exceptions)W-8ECI or W-8IMY
•

A foreign government, international organization, foreign central bank of issue, foreign tax-exempt organization, foreign private foundation, or government of a U.S. possession that received effectively connected income or that is claiming the applicability of section(s) 115(2), 501(c), 892, 895, or 1443(b) (see instructions) W-8ECI or W-8EXP

Note: These entities should use Form W-8BEN if they are claiming treaty benefits or are providing the form only to claim they are a foreign person exempt from backup withholding.

•	A person acting as an intermediary W-8IMY

Note: See instructions for additional exceptions.

Part I	Identification of Beneficial Owner (See instructions.)

1 Name of individual or organization that is the beneficial owner	2 Country of incorporation or organization

3	Type of beneficial owner:	☐ Individual	☐ Corporation	☐ Disregarded entity	☐ Partnership	☐ Simple trust
	☐ Grantor trust ☐ Central bank of issue	☐ Complex trust ☐ Tax-exempt organization	☐ Estate ☐ Private Foundation	☐ Government	☐ International organization

4 Permanent residence address (street, apt. or suite no., or rural route). Do not use a P.O. box or in-care-of address.
City or town, state or province. Include postal code where appropriate.	Country (do not abbreviate)
5 Mailing address (if different from above)
City or town, state or province. Include postal code where appropriate.	Country (do not abbreviate)
6 U.S. taxpayer identification number, if required (see instructions) ☐ SSN or ITIN ☐ EIN	7 Foreign tax identifying number, if any (optional)
8 Reference numbers(s) (see instructions)

Part II	Claim of Tax Treaty Benefits (if applicable)

  9    I certify that (check all that apply):

a	☐	The beneficial owner is a resident of within the meaning of the income tax treaty between the United States and that country.
b	☐	If required, the U.S. taxpayer identification number is stated on line 6 (see instructions).
c	☐	The beneficial owner is not an individual, derives the item (or items) of income for which the treaty benefits are claimed, and, if applicable, meets the requirements of the treaty provision dealing with limitation on benefits (see instructions).
d	☐	The beneficial owner is not an individual, is claiming treaty benefits for dividends received from a foreign corporation or interest from a U.S. trade or business of a foreign corporation, and meets qualified resident status (see instructions).
e	☐	The beneficial owner is related to the person obligated to pay the income within the meaning of section 267(b) or 707(b), and will file Form 8833 if the amount subject to withholding received during a calendar year exceeds, in the aggregate, $500,000.

10    Special rates and conditions (if applicable—see instructions): The beneficial owner is claiming the provisions of Article  of the treaty identified on line 9a above to claim a  % rate of withholding on (specify type of income):

Explain the reasons the beneficial owner meets the terms of the treaty article:

Part III	Notional Principal Contracts

11  ☐  I have provided or will provide a statement that identifies those notional principal contracts from which the income is not effectively connected with the conduct of a trade or business in the United States. I agree to update this statement as required.

Part IV	Certification

Under penalties of perjury, I declare that I have examined the information on this form and to the best of my knowledge and belief it is true, correct, and complete. I further certify under penalties of perjury that:

1 I am the beneficial owner (or am authorized to sign for the beneficial owner) of all the income to which this form relates,

2 The beneficial owner is not a U.S. person,

3 The income to which this form relates is (a) not effectively connected with the conduct of a trade or business in the United States, (b) effectively connected but is not subject to tax under an income tax treaty, or (c) the partner’s share of a partnership’s effectively connected income, and

4 For broker transactions or barter exchanges, the beneficial owner is an exempt foreign person as defined in the instructions.

Furthermore, I authorize this form to be provided to any withholding agent that has control, receipt, or custody of the income of which I am the beneficial owner or any withholding agent that can disburse or make payments of the income of which I am the beneficial owner.

Sign Here	▶
		Signature of beneficial owner (or individual authorized to sign for beneficial owner)	Date (MM-DD-YYYY)	Capacity in which acting

For Paperwork Reduction Act Notice, see separate instructions.			Cat. No. 25047Z Form W-8BEN (Rev. 2-2006)

The Brazilian Information Agent for the Offer is:

BES Securities do Brasil S.A. Corretora de Câmbio e Valores Mobiliários

BES Securities do Brasil S.A. - CCVM (“BES Securities”)

Av. Brigadeiro Faria Lima, 3729 – 6º andar – São Paulo – SP –

CEP: 04538-905 - Brazil

55 11 3074-7326 (Call Collect)

The U.S. Information Agent for the Offer is:

105 Madison Avenue

New York, New York 10016

(212) 929-5500 (Call Collect)

or

Call Toll-Free (800) 322-2885

tenderoffer@mackenziepartners.com

www.mackenziepartners.com

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